UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2014

TEAM, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 — CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 — CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the — Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the — Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b). Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers
Item 5.02(c): Appointment of Certain Officers

Effective December 1, 2014, the Board of Directors of Team, Inc. (the “Company”) has appointed Ted Owen, 63, as President and Chief Executive Officer and Philip J. Hawk as Executive Chairman of the Company.  Mr. Owen has been President and Chief Financial Officer since July 2014 and has served as the Company’s Chief Financial Officer since joining the Company in 1998. Mr. Hawk has served as Chairman and Chief Executive Officer since 1998.

Effective November 3, 2014, the Company appointed Greg Boane, 51, as Senior Vice President, Chief Financial Officer. From 2008 to 2013, Mr. Boane served with Cameron International Corporation, a provider of flow equipment products, systems and services to the oil, gas and process industries, in the following positions: President of the Customs Process Systems Division, Vice President- Finance for the Process and Compression Systems Segment and Vice President – Finance for the Compression Systems Division.

The Company does not have executive employment agreements, thus Mr. Owen is an at will employee of the Company. Mr. Owen’s annual base salary as President and Chief Executive Officer will be $500,000 and his target award, subject to the terms of the Company’s Annual Executive Incentive Plan described in the Company’s Definitive Annual Proxy Statement filed on August 22, 2014 (the “Current Proxy Statement”), is $350,000.  Mr. Owen is eligible to participate in the Company’s 2006 Stock Incentive Plan (the “Stock Incentive Plan”) and is entitled to all other benefits offered by the Company to its employees.  Under the Stock Incentive Plan, Mr. Owen was granted restricted stock units (“RSUs”) and performance stock units (“PSUs”) as set forth in this Current Report on Form 8-K. Mr. Owen is also eligible for potential benefits under the Company’s Senior Management Compensation and Benefits Continuation Policy which provides for certain benefits in the event of his termination from employment other than for cause as set forth in the Current Proxy Statement.

Mr. Boane is an at will employee of the Company. Mr. Boane’s annual base salary is $305,000 and his target award, subject to the terms of the Company’s Annual Executive Incentive Plan described in the Current Proxy Statement, is $165,000.  Mr. Boane is eligible to participate in the Stock Incentive Plan and is entitled to all other benefits offered by the Company to its employees.  Under the Stock Incentive Plan, Mr. Boane was granted RSUs and PSUs as set forth in this Current Report on Form 8-K.  Mr. Boane is also eligible for potential benefits under the Company’s Senior Management Compensation and Benefits Continuation Policy which provides for certain benefits in the event of his termination from employment other than for cause as set forth in the Current Proxy Statement.

Messrs. Owen and Boane have no family relationships with any director or other executive officer of the Company. There are no transactions in which Messrs. Owen or Boane have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Restricted Stock Units and Long Term Performance Stock Units

On November 4, 2014, the Compensation Committee (“Committee”) of  the Company approved awards of PSUs and RSUs to the executive officers of the Company that are listed below pursuant to the Stock Incentive Plan.

Consistent with the Stock Incentive Plan, the Committee established a Performance Stock Unit Award program. The PSUs awarded to the executive officers under this progam are measured and realized over a performance cycle covering three fiscal years. Each PSU represents the right to receive, if and to the extent designated performance goals covering the three-fiscal-year performance cycle are satisfied, a share of Company Common Stock following completion of the performance cycle. At the end of the performance cycle, PSUs will be distributed (if earned) in shares of Company Common Stock based upon the level of achievement of the financial performance target set for the performance cycle. If the Company fails to meet the threshold performance after three years, no PSUs will be earned and no payout of PSUs will be made with respect to the performance cycle. If the Company’s performance exceeds the target performance goals, the Named Executive Officer may receive additional PSUs above the target number, subject to a specified maximum contained in the award.

The RSUs awarded to the executive officers permit each of them to receive, on predetermined dates upon expiration of applicable restrictions, shares in an amount equal to a specified number of shares of Company Common Stock.  The restrictions on the RSUs expire in equal annual installments on the first anniversary of the date of grant and thereafter on October 15, 2016, October 15, 2017 and October 15, 2018, unless earlier terminated in accordance with the Stock Incentive Plan. The RSUs issued to the Named Executive Officers are as set forth below.

Name	Restricted Stock Units (# of RSUs)
Ted W. Owen	8,484
Philip J. Hawk	10,443
Arthur F. Victorson	6,527
Peter W. Wallace	6,027
Jeffrey L. Ott	5,222
André C. Bouchard	5,222
Greg L. Boane	4,569

Grants of RSUs were awarded pursuant to the Form of Award Agreement, filed as Exhibit 10.1 to Team’s Report on Form 8-K filed on October 17, 2013, and incorporated herein by reference.  Grants of PSUs were made pursuant to the Form of Performance Share Award Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K incorporated herein by reference.

Item 8.01	Other Events

The Company issued a press release on November 4, 2014, announcing  executive officer appointments, a copy of which is attached as an exhibit hereto.

 Item 9.01. Financial Statements and Exhibits

(c)	Exhibits. The following exhibits are furnished as part of Item 2.02 of this Current Report on Form 8-K:

Exhibit number	Description

10.1 99.1	Form of Team, Inc. Performance Share Award Agreement Team, Inc.’s Press Release issued November 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, INC.

By: /s/ Ted W. Owen
Ted W. Owen
President and Chief Financial Officer

Dated: November 4, 2014